UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/11/2010

OpenTV Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15473

British Virgin Islands	98-0212376
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

275 Sacramento Street
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

415-962-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 11, 2010, Paul Auvil was appointed to serve on the board of directors (the "Board") of OpenTV Corp. (the "Company") and as chairman of the audit committee of the Board. The Board has determined that Mr. Auvil qualifies as an independent director, as determined in accordance with the listing standards of The NASDAQ Stock Market and the applicable rules and regulations adopted by the Securities and Exchange Commission. As a result of Mr. Auvil's appointment, the Company has regained compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires listed companies to maintain an audit committee comprised of at least three independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OpenTV Corp.

Date: January 13, 2010	By:	/s/ Nigel (Ben) Bennett
Nigel (Ben) Bennett
Chief Executive Officer